RESTATED
                          PEOPLES BANK & TRUST COMPANY
                      EXECUTIVES DEFERRED COMPENSATION PLAN
                          (EFFECTIVE DECEMBER 1, 1988)

                                    PREAMBLE

     This Plan is an unfunded supplemental retirement plan for a select group of management employees and, after December 31, 1997, members of the Board of Directors, of Peoples Bank & Trust Company and is designed to meet applicable exemptions under sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended, and under Department of Labor Regulation Section 2520.104-23. The purpose of this Plan is to provide retirement benefits to eligible employees who are employed by the Company on or after December 31, 1997, members of the Company's Board of Directors and their Beneficiaries. ARTICLE I DEFINITIONS Section 1.01. Actuarial Standard. The term "Actuarial Standard" means a standard adopted for any Plan Year by the Committee for all Participants, based on health, life expectancy, medical history, dangerous avocation or other appropriate references or factors, by which the applicability of the Full Survivor Benefit to each Deferral of each Participant is determined. Except for the Plan Year beginning January 1, 1989, the Committee shall provide notice to each eligible employee regarding the terms of the Actuarial Standard applicable and his eligibility for Full Survivor Benefits with respect to amounts, deferred in the subsequent Plan Year, on or before the fifteenth (15th) day of December immediately preceding the Plan Year during which the Actuarial Standard is to apply.

     Section  1.02.  Beneficiary.   The  term  "Beneficiary"  means  the  person
designated in the Participant's last duly executed Participation Agreement to receive death benefits or the remainder

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retirement  benefits  in the  event  of  the  Participant's  death.  "Contingent
Beneficiary" means the person designated in the Participant's last duly executed Participation Agreement to receive such benefits if the Beneficiary should die before receiving all benefit payments to which the Beneficiary would otherwise be entitled.

     Section 1.03. Cause. The term "Cause" means (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty involving personal profit,
(iv) intentional failure to perform stated duties, (v) conviction of a violation of any law, rule, or regulation (other than traffic violations or similar offenses) or cease-and-desist order, (vi) moral turpitude reflecting adversely on the reputation of the Company, or (vii) any material breach of any term, condition or covenant of this Agreement. Section 1.04. "Change of Control". The term "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than William E. "Mac" McWhirter, or his spouse or lineal descendants, becomes the beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. "Continuing Directors" means, as of any date of determination, any member of the Board of Directors

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of the Company who (i) was a member of such Board of Directors  January 24, 1996 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

     Section 1.05. Committee. The term "Committee" means the committee administering the Plan, consisting of at least three (3) persons appointed from time to time by the Company's Board of Directors. Section 1.06. Company. The term "Company" means Peoples Bank & Trust Company, and any successor thereto.
Section 1.07. Compensation. The term "Compensation" means for each Participant in any Plan Year the total amount of cash remuneration (inclusive of bonuses) for employment or director services paid to such Participant by the Company for such Plan Year. Section 1.08. Deferral. The term "Deferral" means, for each Participant in each Plan Year, the amount of Compensation to be deferred in such Plan Year by such Participant and allocated to such Participant's Participation Account. Section 1.09. Effective Date. The term "Effective Date" means December 1, 1988. Section 1.10. Participant. The term "Participant" means any individual who fulfills the eligibility requirements contained in Article II hereof.
Section 1.11. Participation Account. The term "Participation Account" means the account maintained for each Participant in this Plan which is credited in each Plan Year with a Deferral based on the amount designated in the Participation Agreement executed by such Participant and subsequently credited with earnings or reduced by losses in respect of such Deferral, depending on the investment option(s) applicable to the Deferral.

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     Section 1.12. Participation  Agreement. The term "Participation  Agreement"
means for a Participant the agreement executed by such Participant for each Plan Year signifying his desire to become (or to continue to be) a Participant in this Plan, signifying the amount of his Compensation which is to be deferred during a subsequent Plan Year pursuant to the terms of this Plan and making related binding elections. Section 1.13. Plan. The term "Plan" means the plan embodied by this instrument, as now in effect or hereafter amended. Section
1.14. Plan Year. The term "Plan Year" means the calendar year. Section 1.15. Retirement Age. The term "Retirement Age" means the date on which a Participant attains age sixty-five (65).

                                   ARTICLE II
                            PARTICIPATION IN THE PLAN

     Section 2.01. Eligibility. Highly compensated and management employees of the Company under Retirement Age whose participation is approved by the Board of Directors of the Company in writing and members of the Board of Directors of the Company shall be eligible to become Participants in this Plan.

     Section 2.02. Deferral Amounts.

                  (a) Amount of Deferral. The amount of each Deferral to be deferred in any Plan Year shall be designated by each Participant in the Participation Agreement executed by such Participant for such Plan Year before the beginning of a Plan Year; provided, however, that the amount of Compensation to be deferred by any Participant in any Plan Year under this Plan shall not

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be less than One Thousand  Dollars  ($1,000)  and, not less than Three  Thousand
Dollars ($3,000) for any Plan Year after 1998. The amount of Compensation to be deferred by any employee Participant in any Plan Year after 1998 shall not be more than (i) one hundred percent (100%) of the Participant's Compensation for such Plan Year less (ii) the lesser of (a) ten percent (10%) of the Participant's Compensation for such Plan Year or (b) Ten Thousand Dollars ($10,000). No Participant may defer any portion of his Compensation subject to garnishment.

                  (b) Modification of Deferral Amount. A Participant shall be permitted to modify the amount of his Compensation to be deferred in any Plan Year under this Plan by written notice provided to the Committee before the beginning of the Plan Year during which the modification is to become effective.

                  (c) Discontinuation of Participation. A Participant shall be permitted to discontinue his participation in this Plan by written notice provided to the Committee before the beginning of the Plan Year in which the discontinuation is to be effective or by failing to execute a Participation Agreement for such Plan Year. Any amounts previously deferred before any such discontinuance shall be paid in accordance with the provisions of this Plan.

                  (d) Manner of Payout of a Participant's Account. If the balance in a Participant's Participation Account attributable to a Deferral is to be paid out in the event of the retirement of such Participant as provided in this Plan, it shall be paid out in the manner and at the times specified in the Participation Agreement applicable to the Deferral, either: (i) in a single lump sum payment; (ii) in substantially equal quarterly installments over a period of not more than 15 years identified in the Participation Agreement, or (iii) in substantially equal annual installments over a period of not more than 15 years identified in the Participation Agreement. In the absence of an applicable election in

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the Participation  Agreement  governing the Deferral,  the attributable  balance shall be paid out in substantially equal quarterly installments over a period of 15 years. The balance of the Participant's Participation Account shall be fixed as of the date of retirement under Section 4.01 and shall no longer be deemed invested under Section 3.02. If retirement benefits are payable other than in a lump sum, the Company shall pay interest on payout installments, in the case of Deferrals under Investment Option I, at the rate per annum that applied to such Deferrals at the time of deferral, and, in the case of Deferrals under Investment Option II, at the rate that applied to Deferrals under Investment Option I for Deferrals made in the Plan Year in which the first such payout installment is to be made.

                  (e) Early Payout. A Participant may designate in his Participation Agreement that a fixed amount or percentage of the Deferral covered by such Participation Agreement shall be paid out (together with earnings or less losses attributable thereto pursuant to Article III) in a lump sum on a date (not earlier than the date five years after the date of such Participation Agreement) specified in the Participation Agreement.

                  (f) Special Request. Subject to the consent of the Company's Board of Directors (without the participation of the Participant), benefits under this Plan to be paid out subsequent to Participant's retirement may be paid at a time or times different from that provided in the applicable Participant's Participation Agreement, but only if such Participant delivers a written request for such an alternative payout specifying the alternative time(s) for payment to the Committee after Participant's 54th birthday but before the first day of the Plan Year in which Participant retires under Section 4.01; provided, further, that under no circumstances shall alternative payment be granted by the Board of Directors unless the Participant certifies in writing to the Committee that he does not

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own beneficially,  directly or indirectly, shares of voting capital stock of the
Company or its parent representing more than ten percent (10%) of the aggregate voting power of such stock. Whether to grant such a request for alternative payment is subject to the absolute discretion of the Board of Directors.

                                   ARTICLE III
                                    ACCOUNTS

     Section 3.01. Purpose of Participation Accounts. The Committee shall cause a Participation Account to be established in the name of each Participant. The Participation Account of each Participant shall be credited each Plan Year with such Participant's Deferral for such Plan Year and with earnings or losses deemed attributable thereto in accordance with the Plan and the applicable Participation Agreement. The purpose of establishing such Participation Accounts is solely as a record-keeping device to provide a mechanism for determining the Participants' benefits under this Plan. No amount allocated to a Participation Account shall earn or generate interest or income of any kind. It is the intent of the Company that the Participants shall have no title to or beneficial ownership of any cash, investments or insurance contracts which the Company may purchase, set aside or allocate to any Participation Account. It is the further intent of the Company that the title to and beneficial ownership of any assets allocated or related to any Participation Account, whether cash, insurance contracts or any other form of investments, shall at all times remain with the Company.

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         Section 3.02. Allocation of Deferrals and Investment Options.

                  (a) The Committee shall in each Plan Year allocate to the Participation Account of a Participant his Deferral for such Plan Year.

                  (b) Each Deferral shall be deemed invested, subject to the terms and conditions of this Plan, in one of the following two investment options to be specified in the Participation Agreement. In the absence of such an election in the applicable Participation Agreement, Deferrals shall be deemed invested pursuant to Investment Option I:

                  Investment Option I: Fixed rate of return equal to 7.5% per annum or such other rate (higher or lower) as may be determined by the Committee for a Plan Year to be set forth in the applicable Participation Agreement. The rates of return applicable to Deferrals in Plan Years prior to 1994 are as follows:


          1989-1991                        10.0%
          1992-1993                        9.0%


                  Investment   Option  II:   Deemed   investment  in  securities
                  represented by the S&P 500 Index Plan Year. The value of Deferrals shall be adjusted annually at the beginning of each Plan Year to (i) account for changes (increases or decreases) in the S&P 500 Index during the preceding year and (ii) to reduce the value of Deferrals by 1% of the balance thereof at the beginning of the preceding Plan Year.

                  (c) The allocation of a Participant's Deferral Allocation for a Plan Year to such Participant's Participation Account shall be made as of the first (lst) calendar day of such Plan Year; provided, however, that the actual amount of Compensation deferred shall be deducted proportionately by the Company from such Participant's Compensation throughout the Plan Year. A Participant's Participant Account balance shall be adjusted at the beginning of each Plan Year to give effect to earnings or (if applicable, in the case of Investment Option
II) losses accruing pursuant

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to the Participant's  applicable investment elections under paragraph (b) above.
If a Participant retires or his employment or service otherwise terminates before the end of a Plan Year, (i) his Deferral for such Plan Year shall be recomputed based on the amount of Compensation actually deferred before his termination, rather than on the amount of Compensation designated in his Participation Agreement for such Plan Year, and such recomputed amount shall be the amount allocated to his Participation Account for such Plan Year; and (ii) his Participation Account shall be adjusted based on the investment option(s) applicable to the balance therein to reflect earnings or (if applicable, in the case of Investment Option II) losses to the date of termination.

     Section 3.03. Change of Investment Option. As of the first day of any Plan Year beginning after a Participant's 55th birthday, and Participant may, by duly executed written election delivered to the Committee prior to such date, shift any portion of the balance of his or her Participation Account that is deemed invested under Investment Option II to Investment Option I. The portion of the balance of the Participation Account for which such election is made shall be deemed to have been invested as of and after such date under Investment Option I.

                                   ARTICLE IV
                                    BENEFITS

     Section 4.01. Retirement and Early Retirement. If and when a Participant terminates his employment with the Company or service on the Board of Directors upon or after attaining fifty-five (55), the Company shall pay to such Participant the balance contained in his Participation Account as of the date of his termination of employment or service with the Company (in the manner and at the times determined in accordance with Section 2.02(d) hereof and the
applicable  Participation   Agreement).  If  a  Participant  should  die  before

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receiving  all payments of benefits to which the  Participant  is entitled,  the
Company shall continue to pay such benefits to the Beneficiary designated in such Participant's last duly executed Participation Agreement in the amounts and at the times the Participant would have been entitled to receive them. Payments under this Section 4.01 shall commence no later than the first (1st) calendar day of the first (1st) calendar month following the month in which such Participant's employment or service terminates.

     Section 4.02. Death Benefits.

(a) If a Participant dies before the commencement of payment of his benefits under this Article IV and such Participant meets the Actuarial Standard at the time of allocation of a Deferral, the Beneficiary of such Participant, as determined pursuant to such Participant's last duly executed Participation Agreement, shall be entitled to receive full Survivor Benefit payments from the Company in respect of such Deferral as follows: The "Full Survivor Benefit" with respect to a Deferral shall be the amount that the Participant would have been entitled (regardless of the actual investment and payment elections governing such Deferral) to receive following termination of employment due to retirement after attaining Retirement Age, had the Participant (i) elected Investment Option I for such Deferral at the time of the Deferral, and; (ii) elected to receive payments for such Deferral in monthly installments over a period of 15 years following termination due to retirement. (b) If a Participant dies before the commencement of payment of his benefits under this Article IV, but such Participant did not meet the Actuarial Standard at the time of allocation of any Deferral, the survivor benefits otherwise payable annually in respect of such Deferral (calculated under Section 4.02(a))shall be reduced to the percentage of such annual survivor benefit set forth on Table 1 of this Plan for the age closest to the age of such Participant at the time of his death. The

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Participant's  Beneficiary  shall  then be  entitled  only to  receive an annual
Survivor Benefit from the Company as provided in this Section 4.02 in the amount equal to such reduced annual Survivor Benefit. Such reduced annual Survivor Benefit is sometimes referred to as the "Limited Survivor Benefit".

                  (c) If a Participant dies as a result of suicide, no Survivor Benefit shall be payable in respect of any Deferral allocated to such Participant's Participation Account attributable to any Participation Agreement executed within two (2) calendar years before such Participant's death. The Company shall have no obligation under this Plan to purchase or maintain in force any insurance contract. Subject to the foregoing, the Participant's Beneficiary shall be entitled to receive the Full Survivor Benefit or the Limited Survivor Benefit, as applicable, for a period of 15 years. Subject to delivery to the Committee of the Participant's death certificate, beginning no later than sixty (60) calendar days following the date of such Participant's death, the Full Survivor Benefit or the Limited Survivor Benefit, whichever is applicable, to which such Participant's Beneficiary is entitled, shall be paid out in one hundred and eighty (180) equal monthly installments over a period of 15 years. Payment may also be made in a single lump sum payment of the total Full Survivor Benefit or Limited Survivor Benefit, as applicable, if (i) so requested in writing by the Beneficiary; (ii) such request is approved by the Company's Board of Directors; and (iii) the Beneficiary is not and the Participant was not a beneficial owner of more than 10% of the voting stock of the Company or its parent.
         (d) The Survivor Benefit shall be the only benefit to which a Participant's Beneficiary shall be entitled if Participant dies prior to termination of employment or service on the Board of Directors. No Survivor Benefit shall be payable if Participant dies after termination of employment or service.


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     Section 4.03. Other Termination of Employment.

                  (a) If a Participant's employment with the Company or service on the Board of Directors terminates for any reason other than death before age fifty-five (55), the Company shall pay to such Participant not later than sixty
(60) calendar days following the date of such termination, in a single lump sum payment, an amount equal to the lesser of (i) the balance of the Participants' Participation Account as of the date of termination, as adjusted under Article III, and (ii) the sum of such Participant's Deferrals under this Plan prior to such termination, plus interest at an average annual rate (subject to the following sentence) of 5% per annum or such other rate (higher or lower) as may be determined by the Committee for a Plan Year to be set forth in the applicable Participation Agreement compounded annually from the time of the actual deduction of such deferred amounts from such Participant's Compensation, and not from the time of, and without reference to, any allocation to his Participation Account. With respect to Deferrals in Plan Years prior to 1994, the interest rate set forth in the foregoing sentence, instead of 5%, is the rate set forth below:

                1989-1991                               8.0%
                  1992                                  7.0%
                  1993                                  7.0%


                  (b) Notwithstanding the foregoing, if a Participant's employment with the Company or service on the Board of Directors is terminated by the Company without Cause before age fifty-five (55) but following the occurrence of a Change of Control, the Company shall make payment to the Participant not later than sixty (60) calendar days following the date of such termination, in a lump sum equal to the balance of the Participant's Participation Account as of the date of termination, as adjusted under Article III.

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                                    ARTICLE V
                                 ADMINISTRATION

         Section 5.01. Administration of Plan. The Committee shall represent the Company in all matters concerning the administration of this Plan. The Committee shall have full power and authority to adopt rules and regulations for the administration of this Plan; provided, however, that such rules and regulations shall not be inconsistent with the provisions of this Plan.

         Section 5.02. Delegation of Responsibility. The Committee may delegate duties involved in the administration of this Plan to such person or persons whose services are deemed by it to be necessary or convenient, including, but not limited to, any committee of the Board of Directors of the Company with oversight responsibility for any of its employee benefits.

         Section 5.03. Payment of Benefits. The amounts allocated to a Participant's Participation Account and payable as benefits under this Plan shall be paid solely from the general assets of the Company. No Participant shall have any interest in any specific assets of the Company under the terms of this Plan. This Plan shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between any Participant and the Company. The Company's obligation under this Plan is purely contractual and shall not be funded or secured in any way.

         Section 5.04. Construction of Plan. The Committee shall have the power to construe this Plan and to determine all questions of fact or law arising under it. It may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as it may deem appropriate.

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         Section 5.05.  Committee  Members Unable to Act. A Committee member who is also a Participant in this Plan shall not participate in any decision or action by the Committee which directly or indirectly affects only such member of the Committee.

         Section 5.06. Removal of Committee Members. The Company may remove a member of the Committee, with or without cause, by providing the member with ten
(10) calendar days' prior written notice and may fill any vacancies created by any such removal. Notice may be waived in writing by the member.

         Section 5.07. Insurance Contracts. An insurance contract on the life of any Participant may be applied for by the Committee, but such insurance contract shall be the sole, unrestricted property of the Company and the Company shall be the designated beneficiary thereof. The Company shall have no obligation to apply for, purchase or maintain in force any insurance contract.

                                   ARTICLE VI
                        AMENDMENT OR TERMINATION OF PLAN

         Section 6.01. Termination. The Company may at any time terminate this Plan. Upon the effective date of the termination of this Plan, no additional amounts shall be deferred from any Participant's Compensation. Upon termination the Company shall pay each Participant within 60 days after the effective date of the termination of this Plan the amount equal to the balance in the Participant's Participation Account as of such date. Termination of this Plan shall not, however, affect the benefits otherwise payable to a Participant whose employment or service terminates before the effective date of the termination of this Plan, whether by reason of death or otherwise, or to such a Participant's Beneficiary.

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         Section 6.02.  Amendment.  The Company may amend the provisions of this
Plan at any time; provided, however, that no amendment shall adversely affect the rights of Participants or, if deceased, of their Beneficiaries with respect to benefits to which such Participants or Beneficiaries are otherwise entitled to receive with respect to Compensation actually deferred immediately before such amendment.
                                   ARTICLE VII
                                  MISCELLANEOUS

         Section  7.01.  Successors.   This  Plan  shall  be  binding  upon  the
successors of the Company.

         Section 7.02 Duration of Plan. Subject to Section 6.01 hereof, this Plan shall terminate on the date on which each Participant's benefits have been distributed in full pursuant to the terms of this Plan.

         Section 7.03. Choice of Law. This Plan shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana.

         Section 7.04. No Employment Contract. This Plan shall not be construed as an agreement, consideration or inducement of employment or as affecting in any manner the rights or obligations of the Company or of any Participant to continue or to terminate the employment relationship at any time.

         Section 7.05. Non-Alienation. No Participant or his Beneficiary shall have any right to anticipate, pledge, alienate or assign any of his rights under this Plan, and any attempt to do so shall be null and void. The benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent than permitted by law.

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




         Section 7.06. Gender and Number. Words in one (1) gender shall be construed to include the other genders where appropriate; words in the singular or plural shall be construed as being in the plural or singular where appropriate.

         Section 7.07. Headings. The headings in this Plan are solely for convenience of reference and shall not affect its interpretation.

         Section 7.08. Disclaimer. The Company makes no representations or assurances and assumes no responsibility as to the performance by any parties, solvency, compliance with state and federal securities regulation or state and federal tax consequences of this Plan or participation therein. It shall be the responsibility of the respective Participants to determine such issues or any other pertinent issues to their own satisfaction.

         Section 7.09. Designation of Beneficiaries. Each Participant shall designate in his Participation Agreement his Beneficiary and his Contingent Beneficiary to whom any death benefits or any unpaid installments or monthly benefits otherwise due hereunder at the date of such Participant's death shall be paid; provided, however, that the Beneficiary and Contingent Beneficiary designated by a Participant in his last duly executed Participation Agreement shall supersede all other Beneficiary or Contingent Beneficiary designations made by such Participant in any earlier Participation Agreement. If any Participant fails to designate a Beneficiary or if the designated Beneficiary predeceases any Participant, any death benefits or any remaining installments or monthly benefits due hereunder at that Participant's death shall be paid to his Contingent Beneficiary or, if none, to such deceased Participant's surviving spouse, if any, and if none to such deceased Participant's estate.

     The adoption of this Executives Deferred Compensation Plan and the terms and conditions thereof was approved by the Company at a meeting had on November 14, 1988. This amendment and restatement was approved December 18, 1997 and November 19, 1998. Pursuant to such authorization, the officers of the Company have executed this Restated Plan on this 19th day of November, 1998, but this Plan shall be retroactively effective as of December 1, 1988.

                                             PEOPLES BANK & TRUST COMPANY

                                             By: /s/ William E. McWhirter

                                            Its: Chairman

Attest:

By: /s/ Charles E. Hageboeck

Its: Secretary

                                     TABLE 1
                            LIMITED SURVIVOR BENEFITS

                                               LIMITED SURVIVOR BENEFIT
                                                        AS % OF
AGE AT DEATH                                    FULL SURVIVOR BENEFIT
------------                                   ------------------------
       64                                                 79.00%
       63                                                 71.33%
       62                                                 64.41%
       61                                                 58.15%
       60                                                 52.51%
       59                                                 48.20%
       58                                                 44.25%
       57                                                 40.62%
       56                                                 37.28%
       55                                                 34.23%
       54                                                 32.03%
       53                                                 29.97%
       52                                                 28.04%
       51                                                 26.24%
       50                                                 24.55%
       49                                                 22.79%
       48                                                 21.15%
       47                                                 19.63%
       46                                                 18.22%
       45                                                 16.91%
       44                                                 15.66%
       43                                                 14.50%
       42                                                 13.42%
       41                                                 12.43%
       40                                                 11.51%
       39                                                 10.65%
       38                                                  9.85%
       37                                                  9.11%
       36                                                  8.42%
       35                                                  7.79%
       34                                                  7.24%
       33                                                  6.73%
       32                                                  6.26%
       31                                                  5.82%
       30                                                  5.41%